UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2021

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

		TN		62-1120025
(State or other jurisdiction of incorporation)				(I.R.S. Employer Identification No.)
1915 Snapps Ferry Road	Building N	Greeneville	TN	37745
(Address of principal executive offices)				(Zip Code)

000-22490
(Commission File Number)
Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
Forward Air Corporation (the “Company”) will participate in the Stifel 2021 Virtual Transportation and Logistics Conference on Tuesday, February 9, 2021 and Wednesday, February 10, 2021. In connection with its participation in the conference, the Company is providing the following preliminary key operating statistics for the Company’s Expedited Freight segment for the quarter ended December 31, 2020 and for the month of January 2021.

Expedited Freight Operating Statistics[1]

	2020				2021
	October	November	December	Fourth Quarter	January
Year-over-year percent change:
Billable pounds per day[2]	6.0%	6.2%	(12.1)%	(1.0)%	10.9%
Shipments per day[2]	7.8%	4.2%	(14.8)%	(1.8)%	14.4%
Revenue per hundredweight, excluding fuel	1.5%	1.9%	3.4%	2.2%	1.3%

[1] Statistics are preliminary and unaudited. As such, they do not reflect adjustments to conform to U.S. GAAP. Actual U.S. GAAP results may differ from these preliminary estimates.
[2] Excludes accessorial, full truckload and final mile products. December statistics reflect the impact of the previously disclosed ransomware incident.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: February 9, 2021	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer